Exhibit 99.2

LiveOne (Nasdaq: LVO) to Report Second Quarter Fiscal 2027 Financial Results on November 12, 2026

Management to host conference call and webcast to discuss the results at 9:00 am ET on that day

LOS ANGELES, CA, November 11, 2026 - LiveOne (Nasdaq: LVO), an award-winning, creator-first music, entertainment, and technology platform, announced today its planned earnings release date and conference call timing for its second quarter (“Q2 Fiscal 2027”) of its fiscal year ending March 31, 2027 (“Fiscal 2027”).

LiveOne plans to announce its full operating and financial results for Q2 Fiscal 2027 and host an investor webcast to discuss the results and provide a business update on Thursday, November 12th, 2026 at 9:00 am Eastern Time (6:00 am Pacific Time).

To access the conference call or webcast, please use the following information:

Date:	Thursday, November 12, 2026
Time:	9:00 am ET (6:00 am PT)
Webcast Link:	https://events.q4inc.com/attendee/685425699
Dial-in:	(833) 461-5787
International Dial-in:	+44 808 196 8935
Conference Code:	685 425 699

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide and live and virtual events. LiveOne's subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, Custom Personalization Solutions, LiveXLive and DayOne Music Publishing. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR's OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are "forward-looking statements," which may often, but not always, be identified by the use of such words as "may," "might," "will," "will likely result," "would," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "could," "believe," "seek," "continue," "contemplate," "predict," "potential," "target" or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne's reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne's ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance stockholder value; LiveOne's ability to continue as a going concern; LiveOne's ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne's intent to repurchase shares of its and/or PodcastOne's common stock from time to time under LiveOne's stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne's ability to maintain compliance with certain financial and other covenants under its senior secured debentures and potential effects on PodcastOne of LiveOne's non-compliance; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management's relationships with industry stakeholders; LiveOne's ability to repay its indebtedness when due; LiveOne's subsidiaries, including PodcastOne, obligations under LiveOne's senior secured debentures as a result of such subsidiaries, including PodcastOne, having entered into a Subsidiary Guarantee and related Security Agreement with the holders of such debentures, which debentures are secured by all of the assets of LiveOne, PodcastOne and their respective subsidiaries; LiveOne's ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne's and/or PodcastOne's ability to pay any amounts due in connection with any such legal proceedings; significant legal, commercial, regulatory and technical uncertainty; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne's subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne's Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the U.S. Securities and Exchange Commission (the "SEC") on June 29, 2026, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026, and in LiveOne's other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Use of Non-GAAP Financial Measures*

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America ("GAAP"), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization ("Adjusted EBITDA"), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales before (a) Cost of Sales share-based compensation expense, (b) depreciation, and (c) amortization of developed technology. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected quarterly or full 2027 fiscal year Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

LiveOne Press Contact:

press@liveone.com

Investor Relations:

IR@liveone.com